Exhibit 10.6


                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT, entered into on December 9, 1994 (the "Signing Date"), amended on February 24, 1995, October 11, 1996, and April 21, 1997 and dated as of the 1st day of July, 1994 (the "Effective Date"), between DOCTORS HEALTH SYSTEM, INC., a Maryland corporation (the "Company") and SCOTT M. RIFKIN (the "Physician Executive").

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                                   Background
                                 -------------

                  The Company is engaged, directly or through service contracts with others, in the business of (i) negotiating contracts to provide health care services and products, (ii) managing health care providers, and (iii) providing health care services and products (the "Business").

                  The Physician Executive is a primary care physician with substantial skills and knowledge in the management and development of physician practices, and is experienced in creating and expanding a physician run equity model group practice working with hospitals, managed care organizations and other physicians.

                  The Executive and the Company previously entered into an Employment Agreement dated November 4, 1994, a copy of which is attached hereto (the "Prior Agreement"), and each desires to amend and restate the Prior Agreement in its entirety to incorporate certain additional matters.

                  The Company desires to hire the Physician Executive, and the Physician Executive desires to work for the Company, on the terms and conditions set forth in this Agreement.


                 1.       Employment, Duties and Acceptance.

                           1.1 Employment. (a) Effective  upon t he Effective
Date, the Company shall employ the Physician Executive as its Executive Vice President and Director of Development. In such capacities, the Physician Executive shall have the duty, responsibility and authority for designing and implementing medical and non-medical policies and procedures, and investigating, structuring and negotiating on behalf of the Company and its Subsidiaries the purchase of primary care physician practices, and shall assist with the creation of, contractual relationships with hospitals, physician specialists, medical institutions and providers, negotiating managed care and other contracts, and related matters involving the growth and

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development of the Business, all after consultation with the Company's Executive
Vice President and Director of Medical Affairs and subject to the guidelines, policies and control of the Company's Chief Executive Officer and Board of Directors (the "Board"), to whom he shall report. The Physician Executive shall perform such other duties within these general parameters as the Chief Executive Officer or the Board may from time to time designate. The Physician Executive shall perform his duties faithfully and to the best of his abilities. The Physician Executive shall also serve (A) during the Term, as a director of the Company (subject to the power of the Board and the Shareholders of the Company to remove him as set forth in the Company's Bylaws), (B) as a director of all of the Company's Subsidiaries (as defined in Section 5.2), and (C) until the "Financing Date" (as defined in Section 3.1(b)), as the Chairman of the Board, all without any additional compensation.

                                            (b) The  Physician Executive shall
devote a significant portion of his working time and creative energies to the performance of his duties hereunder and will at such times devote such efforts as are reasonably sufficient for fulfilling the significant responsibilities entrusted to him. So long as such activities, in the aggregate, do not interfere with the performance by the Physician Executive of his duties hereunder: (i) the Physician Executive shall be permitted a reasonable amount of time to engage in the practice of medicine as an employee of Baltimore Medical Group, Inc.
and to supervise his personal, passive, investments; (ii) the Physician Executive shall be permitted a reasonable amount of time to participate
(as board member, officer or volunteer) in civic, political and charitable activities; (iii) the Physician Executive shall be permitted to deliver lectures to and teach at educational institutions and business organizations; and (iv) subject to the provisions of Section 5 hereof, the Physician Executive may serve as a director or trustee of one or more corporations not affiliated with the Company.

                           1.2 Place of Employment. The Physician Executive's
principal place of employment shall be in the Baltimore, Maryland metropolitan area, subject to such travel as may be reasonably required by his employment pursuant to the terms hereof. The Physician Executive shall not be required to relocate outside of the Baltimore, Maryland metropolitan area during the Term, except by mutual agreement.

                  2. Term of Employment. The term of the Physician Executive's employment under this Agreement (the "Term") shall commence on the Effective Date and shall end on April 1, 2000 unless sooner terminated, or later extended, as herein provided. Not later than February 1, 2000 (and each February 1 of each calendar year during any Extension Period (defined below)), the Company and the Physician Executive shall enter into good faith negotiations to determine whether and on what terms to extend or renew this Agreement beyond April 1 of such calendar year. If by October 15, 1999 (and October 15 of any calendar year occurring during an Extension Period) either party gives written notice to the other of its desire to terminate this Agreement as of April 1, then this Agreement shall so terminate, and

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the Physician Executive shall be permitted a reasonable amount of time during the balance of the Term within which to explore alternative employment opportunities. If no such written notice to terminate is given by either party by October 15, 1999 (or by October 15 of any calendar year occurring during an Extension Period), then the Term shall, without further act or deed, automatically be extended upon the same terms and conditions as previously in effect, for an additional 12 month period, commencing on April 1 of the applicable calendar year and ending on March 31 of the immediately following calendar year. Each such 12 month extension during the Term is referred to herein as an "Extension Period", and shall constitute a part of the Term of this Agreement for all purposes, including the provisions regarding extensions contained in this Section 2.

                 3.       Compensation.

                           3.1 Salary. As compensation for all services to be
rendered pursuant to this Agreement, the Company shall pay to the Physician Executive, during the Term, a "Base Salary" (as defined in this Section
3.1) less such deductions as shall be required to be withheld by applicable laws and regulations. The "Base Salary" shall be a salary of $100,000 per annum. The amount of the Base Salary has been established based upon the mutual assumption by the Company and the Physician Executive that the Physician Executive shall devote approximately fifty percent (50%) of his working time and creative energies to the performance of his duties hereunder. The Company and the Physician Executive acknowledge and agree that because the performance by the Physician Executive of his duties hereunder will be of critical importance to the growth and prosperity of the Company, the Company shall from time to time, in its reasonable discretion, evaluate and determine the working time and creative energies that the Physician Executive has devoted to the performance of his duties hereunder during any preceding three (3) month period (it being understood and agreed that the Physician Executive's use of permitted vacation hereunder shall not be included in such determination). If the Company determines that the Physician Executive has devoted significantly more or significantly less of his working time and creative energies to his duties hereunder during any such period, his Base Salary will be adjusted, up or down, by the Company (in the exercise of its reasonable discretion) on each such occasion, commencing with the beginning of the fiscal quarter of the Company immediately following the Signing Date. The Base Salary shall accrue from and after the Effective Time, and shall be payable as follows:

                                  (a)   The Company has paid Base Salary of
$65,068 on the date hereof, the receipt of which is hereby acknowledged by the Physician Executive; and

                                  (b)   The  Company  shall,  during the Term,
pay to the Physician Executive his Base Salary in arrears in equal monthly installments each year, commencing March 31, 1995 (for the month of March, 1995).

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                           3.2 Bonus Pool.  (a)  Beginning  with the  calendar
year 1995, the Company shall establish for the benefit of the Physician Executive and other key Company employees a "Bonus Pool", in an amount calculated as described herein, with respect to each calendar year, or portion thereof, that occurs during the Term (each a "Bonus Year").

                                    (b) During the Term,  the Physician
Executive shall be allocated at least five percent (5%) of the Bonus Pool, if any, annually, which amount represents his minimum agreed upon share of the Bonus Pool. The determination of whether, and to what extent, the Physician Executive shall be entitled to an allocation from the Bonus Pool in excess of said five percent (5%) shall be made by the Chief Executive Officer of the Company in accordance with policies established by the Board. All amounts allocated to the Physician Executive pursuant to this Section 3.2 shall become payable to the Physician Executive and are hereinafter collectively referred to as the "Bonus". Upon the closing of the initial underwritten public offering of the capital stock of the Company pursuant to a registration statement filed with the Securities and Exchange Commission (other than a registration statement on a Form S-8 or any successor or similar Form) (the "IPO"), the Physician Executive's right to participate in the Bonus Pool with respect to any period of time subsequent to the closing of the IPO shall terminate (other than the Physician Executive's right to receive all accrued but unpaid Bonus, which right shall survive such closing), provided that the Company and the Physician Executive each covenant and agree to enter into good faith negotiations to establish a new bonus arrangement for the Physician Executive that fairly compensates the Physician Executive for the services to the Company and provides appropriate incentives consistent with prevailing market standards for similarly situated and skilled executives.

                                    (c) Provided that the Company has available
net cash flow,  the Company shall pay the Bonus to the   Physician Executive
within three (3) business days of the final determination of the amount of each year's Bonus Pool pursuant to Section 3.2(e) below (each, a "Payment Date"), and shall pay any accrued but unpaid Bonus to the Physician as soon after such Payment Date as there is sufficient available net cash flow. For each partial calendar year that occurs during the Term, the amount of the Physician Executive's Bonus payable hereunder shall be prorated by multiplying the amount, if any, of the Bonus that would have been payable had the entire calendar year occurred during the Term by a fraction, the numerator of which is the number of days of the calendar year that occurred during the Term and the denominator of which is 365. Any accrued but unpaid Bonus shall accrue simple interest from the date of the final determination of the amount of each year's Bonus Pool until such amount is paid, at the rate of six and one-half percent (6 1/2%) per annum, and shall be paid by the Company as soon after such Payment Date as there is sufficient available net cash flow. In all events, all accrued and unpaid Bonus, plus accrued interest thereon, shall be paid to the Physician Executive upon the earlier to occur of (i) closing of the IPO, or (ii) the

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redemption  of all of the  outstanding  shares  of  Series A Preferred  Stock of the Company, or (iii) the conversion of all of the outstanding shares of the Series A Preferred Stock of the Company, or (iv) upon any merger or consolidation where the Company is not the survivor.

                                    (d) The amount of the Bonus Pool with
respect to each Bonus Year, if any, shall be equal to ten percent (10%) of the amount of the excess, if any, of (A) Operating Revenues (as defined in Section 3.2(e) below) for the calendar year in which the Bonus Year occurs over (B) Operating Expenses (as defined in Section 3.2(c) below) for the calendar year in which the Bonus Year occurs.

                                    (e) For purposes of this Section 3.2,
"Operating Revenues" shall be determined by the Company and the Chief Physician Executive Officer pursuant to established procedures, and shall
mean  all  revenues   earned  by  the  Company  and  its  controlled
subsidiaries whose revenues are consolidated with those of the Company during such Bonus Year, including revenues from or in respect of the Company's direct or indirect (i) provision of professional services, group consulting fees, specialty contract and managed care risk taking revenues, (ii) provision of related non-professional services, and (iii) sales of products related to the provision of professional and non-professional services, plus an amount equal to the lab and ancillary testing revenues of Baltimore Medical Group LLC, a Maryland limited liability company ("BMG") and any Additional Primary Care Entities as defined in the Practice Purchase Agreement of even date herewith among the Company and other parties. "Operating Expenses" shall mean all expenditures made by the Company in the ordinary course of its business during the Bonus Year associated with the Company's provision of services and sale of products, including corporate, administrative, lab and other ancillary salaries and overhead, employed physician salaries and group information system expenses and shall also include routinely scheduled payments in respect of the Company's financing activities (such as scheduled amortization of principal and interest on debt and dividends on securities), state, federal and local tax payments and the amount of any reasonable reserves which the Board sets aside or establishes to meet working capital requirements as such reserves are approved as being adequate by the Accountants, future liabilities or contingencies or otherwise, plus all expenses of BMG associated with lab and ancillary testing revenue. "Operating Expenses" shall not include capital expenditures made by the Company, including, without limitation, for the acquisition of physician practices, or non-scheduled payments in retirement or redemption of debt or securities issued by the Company. For purposes of this Section 3.2, references to "the Company" shall include any Subsidiary of the Company. The Company agrees to treat the Physician Executive and other Company employees fairly and in good faith with respect to the calculation of the Bonus Pool, and not unfairly to attempt to discriminate against the Physician Executive, whether by lowering Operating Revenues, increasing Operating Expenses, shifting the same to or from any year or otherwise, for the purpose or with the intention of lowering the amount of the Bonus Pool in any year.

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                                    (f) A  failure  by the  Company  to  make
available to the Physician Executive, within the appropriate time period provided in Section 3, cash equal to that portion of the Bonus Pool which the Physician Executive is entitled to receive, shall constitute a breach of this Agreement by the Company and shall entitle the Physician Executive to terminate this Agreement for "constructive termination" under Section 4.4.

                           3.3      Stock; Option Grant.

                                    (a) The  Company has  transferred  to the
Physician Executive twenty-five (25) shares of the voting common stock of the Company. As a result of duly adopted resolutions of the Company's directors and shareholders, and the filing with the Maryland SDAT of Amended Articles of Incorporation of the Company, such 25 shares of voting common stock have been reclassified and a stock dividend declared, so that the Physician Executive on the date hereof is the registered owner of 100,000 shares of the Company's
Class A Common Stock (the "Class A Common Stock"). On August 10, 1995, the Company issued to the Physician Executive, in addition to the Stock, an option (the "Option") to purchase an additional 100,000 shares of its Class A Common Stock (the "Additional Stock").

                                    (b) So long as the Physician  Executive's
employment hereunder has not been earlier terminated by the Company pursuant to the provisions of Section 4.3(a) hereof, the Option shall vest in full upon the earlier to occur of (i) a Change in Control of the Company, or (ii) twenty-four (24) months from the Signing Date, or (iii) termination of the Physician Executive's employment pursuant to Section 4.3(b) or Section 4.4 (such earlier date, the "Vesting Date"). The option price for the Additional Shares shall be $25 in the aggregate; to the extent the number of shares, or the class, or designation, of the Stock is changed as the result of a reclassification, stock split, stock dividend or other similar event, the number and/or class of shares of Additional Stock issuable under the Option shall be adjusted accordingly. The option may not be exercised within one year of the Vesting Date, except upon an earlier Change in Control of the Company.

                                    (c) All Stock and  Additional  Stock
transferred to the Physician Executive hereunder is and shall remain subject to any transfer restrictions and other protections as are set forth in the Company's Charter, By-laws, or in any Shareholder's Agreement, and the certificates or other instruments representing such stock shall bear or contain a legend or statement regarding such transfer restrictions.

                                     (d) "Change in Control" shall mean the
earlier to occur of (i) a liquidating distribution to Company's shareholders (or similar event); (ii) a contribution, consolidation or merger where Company is not the survivor; (iii) any sale, exchange or other disposition of all, or substantially all of Company's assets; (iv) any public offering of

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Company's securities at a company value of at least $25,000,000 with proceeds to
Company of at least $15,000,000.


                           3.4.  Withholding.  The Company is authorized to
withhold from the amount of any Salary and Bonuses and any other things of value paid to or for the benefit of the Physician Executive (other than transfers of Stock), all sums authorized by the Physician Executive or required to be withheld by law, court decree, or Physician Executive order, including (but not limited to) such things as income taxes, employment taxes, and employee contributions to fringe benefit plans sponsored by the Company.

                           3.5  Participation  in Physician  Executive  Benefit
Plans. The Physician Executive shall be permitted during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, automobile allowance, pension plan or similar benefit plan of the Company which may be available to other comparable executives and professional employees of the Company, generally on the same terms as such other executives.

                           3.6  Vacation.  The Physician  Executive will receive
at least 4 weeks vacation per year, to be scheduled and taken at the Physician Executive's option at such times as his duties may permit. Should the Company's policy provide for more vacation to comparable Physician
Executives the Physician Executive will be accorded such higher vacation. Unused vacation time shall not be cumulated or carried over nor shall the Physician Executive receive any compensation for unused vacation time.

                           3.7  Expenses.  Subject  to such  policies  as may
from time to time be established by the Board, the Company shall pay or reimburse the Physician Executive for all ordinary, necessary and reasonable expenses (including, without limitation, travel, meetings, dues, subscriptions, fees, educational expenses, computer equipment and the like) actually incurred or paid by the Physician Executive during the Term in the performance of the Physician Executive's services under this Agreement (including, without limitation, expenses incident to attendance at board or management meetings of the Company, or its Subsidiaries or Affiliates), upon presentation of expense statements or vouchers or such other supporting information as the Board may require.

                  4.       Termination.

                           4.1 Termination upon Death. If the Physician
Executive dies during the Term, the Physician Executive's employment shall terminate as of the date of death of the Physician Executive.

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                           4.2 Termination  upon  Disability.  Notwithstanding
any other provision of this Agreement (except the other provisions of this Section 4.2), if during the Term the Physician Executive becomes physically, mentally or emotionally disabled, whether totally or partially, as determined by an independent qualified physician, so that the Physician Executive is, in the good faith determination of the Board, substantially unable to perform his services hereunder for (i) a period of three consecutive months, or (ii) shorter periods aggregating three months during any twelve month period, the Company may (a) continue the Physician Executive's employment hereunder until one (1) year following the end of the Term at a Base Salary equal to the Base Salary in effect at the time of the determination of the disability, or (b) by written notice to the Physician Executive, terminate the Physician Executive's employment hereunder as of the date of such written notice and pay the Physician Executive as severance an amount equal to the amount he would have been paid (at the Base Salary that is in effect on the date of termination) for the period from the date of termination until one (1) year following the end of the Term if his employment had not been terminated. The preceding sentence shall be in effect only until, and shall terminate upon, the occurrence of any of the following events: (a) the cessation of the Company's business, (b) the bankruptcy, liquidation, receivership, or dissolution of, or assignment for the benefit of creditors by, the Company, (c) any Change in Control of the Company (as defined in the Company's Amended and Restated Stockholders Agreement, as it may be amended from time to time), or (d) the consummation of any public offering of the Company's capital stock (the "Extraordinary Events"). If any Extraordinary Event occurs and thereafter the Physician Executive becomes physically, mentally or emotionally disabled, whether totally or partially, as determined by an independent qualified physician, so that the Physician Executive is, in the good faith determination of the Board, substantially unable to perform his services hereunder for (i) a period of three consecutive months, or (ii) shorter periods aggregating three months during any twelve month period, the Company may at any time after the last day of the three consecutive months of disability or on the last day of the shorter period aggregating three months of disability, by written notice to the Physician Executive, terminate the Physician Executive's employment hereunder as of the date such written notice becomes effective.

                           4.3      Termination at Election of Company.

                                    (a) Notwithstanding  any other  provision
of this Agreement, the Company may terminate the Physician Executive's employment hereunder at any time upon: (i) the continued failure or refusal by, or manifest inability of, the Physician Executive to perform his duties after reasonable prior notice to the Physician Executive; (ii) the Physician Executive engaging in any acts or omissions involving dishonesty or acts or omissions that demonstrate a lack of integrity; (iii) the conviction of the Physician Executive of a felony; (iv) the Physician Executive engaging in acts or omissions that demonstrably and materially injure the business and affairs of the Company, monetarily or otherwise; and/or (v) any knowing

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material  misrepresentation  made  by the  Physician  Executive  to the Company or any material breach by the Physician Executive of his obligations hereunder.

                                    (b) In addition  to the  Company's  right to
terminate the Physician Executive's employment pursuant to Section 4.3(a), and notwithstanding any other provision of this Agreement, the Company may, for any or for no reason, terminate the Physician Executive's employment upon 60 days prior written notice to the Physician Executive.

                           4.4      Termination by the Physician Executive.

                                    (a) Provided  that the  Physician  Executive
has delivered to the Board at least sixty (60) days prior written notice setting forth in reasonable detail any alleged material breach by the Company of this Agreement or other acts or omissions engaged in by the Company constituting "constructive termination" of the Physician Executive's employment with the Company, which breach, acts or omissions have not been cured by the Company as of the end of such period to the reasonable satisfaction of the Physician Executive, then, notwithstanding any other provision of this Agreement, the Physician Executive shall be entitled to terminate his employment for such reasons, effective immediately upon the delivery by the Physician Executive to the Board of a notice to the effect that such breach, acts or omissions have not been cured to the reasonable satisfaction of the Physician Executive; provided, however, that if such constructive termination is caused by the Physician Executive's incapacity or inability to serve due to a disability of the type described in Section 4.2 above and the Company elects to terminate the Physician Executive pursuant to the provisions of Section 4.2, the Physician Executive shall, for purposes of this Agreement, be deemed to have been terminated pursuant to the provisions of Section 4.2 and not of this Section 4.4.

                                    (b) For  purposes of this  Section  4.4,
"constructive termination" shall be limited to those circumstances where (i) the Company creates working conditions that a reasonable person in the Physician Executive's position would consider unreasonable or intolerable which is not remedied by the Company sixty (60) days after notice thereof given by the Physician Executive;; and (ii) such working conditions are not generally applicable to other Physician executives of the Company.

                           4.5      Compensation and Benefits Following
                                    Termination of Employment.

                                    (a) In the event of  termination  of the
Physician Executive's employment for any reason other than a termination pursuant to Section 4.3(b) or Section 4.4 (or a termination caused merely by the expiration of the Term): (i) all compensation and other benefits
payable  or  provided   hereunder  shall  cease  as  of  the  date  of
termination; and (ii) Base Salary (if any) then payable or accrued through the date of termination and all accrued benefits (if any) then payable to the Physician Executive pursuant to the terms of any plans or

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arrangements  referred to in Section  3.5 shall be paid to the  Physician
Executive (or to his heirs, legatees and/or legal representatives) through the date of termination.

                                    (b) In the event of  termination  of the
Physician  Executive's  employment  pursuant to Section 4.3(b)  or  Section
4.4, the Physician Executive (or, in the event of the Physician Executive's subsequent death or disability, his heirs, legatees and/or legal representatives) shall receive, when and as the same would have been payable hereunder if the Physician Executive's employment had not been so terminated, each of the following payments and benefits:

                                            (i) all accrued benefits (if any)
then payable to the Physician Executive pursuant to the terms of any plans or arrangements referred to in Section 3.5;

                                            (ii) with  respect to any  periods
on or prior to June 30, 1996, all payments of the full Base Salary which would have been due to the Physician Executive through June 30, 1996, at the times such payments would otherwise be made, all as if this Agreement were still in effect;

                                            (iii) with  respect to any periods
after June 30, 1996, 50% of the Base Salary which would have been due to the Physician Executive from July 1, 1996 through the remainder of the Term, at the times such payments would otherwise be made, all as if this Agreement were still in effect;

                                            (iv) with respect to any periods on
or prior to June 30, 1996, all payments in respect of all Bonuses that the Physician Executive would have received with respect to each calendar year, or each portion thereof, through June 30, 1996, at the times such payments would otherwise be made, all as if this Agreement were still in effect;

                                            (v) with  respect to any periods
after June 30, 1996, 25% of the payments in respect of all Bonuses that the Physician Executive would have received with respect to each calendar year, or each portion thereof, from July 1, 1996 through the remainder of the Term, at the times such payments would otherwise be made, all as if this Agreement were still in effect; and

                                            (vi) subject  to  the  provisions
of the Company's Amended and Restated Articles, By-laws, the Shareholder's Agreement, and the Option Agreement all of the shares of Additional Stock issuable under the Option pursuant to Section 3.3 shall be issued to the Physician Executive free of any restrictions.

                                    (c) In the event of termination under
Section 4.2 (disability), the Physician Executive or his legal representative, as the case may be, shall, in addition to such

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other payments as may be due  hereunder,  be  entitled to receive the  proceeds of any disability policies maintained by the Company and payable to the Physician Executive.

                  5.       Certain Covenants of the Physician Executive.

                           5.1  Necessity  for  Covenants.   The  Physician
Executive   acknowledges  that  (i) the  Company,   its Subsidiaries  and its
Affiliates (as defined in Section 5.2) are engaged in the Business, and will in the future be engaged in the Business; (ii) his work and providing management services to health care entities for the Company and its Affiliates will give him access to customers and suppliers of, and trade secrets of and confidential information concerning, the Company, its Subsidiaries and its Affiliates; and
(iii) the agreements and covenants contained in this Section 5 are essential to protect the business and goodwill of the Company, its Subsidiaries and its Affiliates. In order to induce the Company to enter into this Agreement and pay the compensation and other benefits at the levels requested by the Physician Executive, the Physician Executive enters into the following covenants:

                           5.2      Definitions.

                                    (a) For  purposes  of  Sections  5.3
through 5.8 only, the term "Company" shall include the Company and all of the Company's, Subsidiaries and Affiliates.

                                    (b) "Provider"  shall mean any health care
service provider or Affiliate thereof to whom the Company provided management or other services.

                                    (c) "Payor" means any insurer,  employer,
health maintenance organization, preferred provider organization, health benefit plan or other entity or organization to which, or to whose members, insured's, employees, enrollees, beneficiaries or other persons affiliated with it (collectively "Beneficiaries"), the Company provides services or products.

                                    (d) "Service  Area"  means  the  geographic
area in which the Company provides health care services and in which the Beneficiaries of those services generally reside, which shall include all areas within a 25 mile radius of the site of any Provider's office.

                                    (e) "Subsidiary"  means  any  person  or
entity in which the Company owns, beneficially or otherwise, an equity interest of more than 50%.

                                    (f) "Affiliate"  means a  Subsidiary  of the
Company; a person or entity which is owned, controlled, or operated by the Company; any person owning an equity interest in the Company; any person who has appointed the Company as its exclusive agent for the provision of professional services and the collection of revenues therefrom; and any partner, member, employee, owner or agent of any Affiliate and any person or entity which is under common ownership, control or operation with the specified person or entity.

                           5.3  Restrictions.  During the Term and, unless the
Physician Executive's employment is terminated other than pursuant to Sections 4.3(b) or 4.4 hereof, for a period of twelve (12) months after the Physician Executive's employment hereunder is terminated (the "Termination Date") (the "Restricted Period"), the Physician Executive shall not, directly or indirectly, for himself or on behalf of any other person, firm, corporation
or  other  entity,   whether  as  a  principal,   agent,  employee, stockholder,
partner, officer, member, director, sole proprietor, or otherwise:

                                    (a) call upon or solicit any Provider for
the purpose of persuading the Provider to engage the Physician Executive or any other person, firm, corporation or other entity to provide services which are the same or similar to those the Company provided to the Provider;

                                    (b) call upon or  solicit  any Payor  for
the purpose of persuading the Payor to engage any person or entity other than the Company to provide health care services to the Payor with respect to any of its Beneficiaries in the Service Area;

                                    (c) solicit,  participate in or promote the
solicitation of any person who was employed by the Company or a Provider at any time during the twelve (12) months preceding the Termination Date to leave the employ of the Company, or hire or engage any of those persons;

                                    (d) make any disparaging remarks about the
Company's business, services or personnel;

                                    (e) interfere in any way with the Company's
business, prospects or personnel; or

                                    (f) become  affiliated  with or render
services to any person engaged in any business that competes with the Business within the Service Area, directly or indirectly, in any capacity,
including,  without  limitation,  as  an  individual,   partner, shareholder,
officer,  director,   principal,   agent,  employee,  trustee  or consultant;
provided, however, that the Physician Executive may own, directly or indirectly, solely as an investment, securities which are publicly traded if the Physician Executive (a) is not a controlling person of, or a member of a group which controls, the issuer and (b) does not, directly or indirectly, own 5% or more of any class of securities of the issuer.

                           5.4      Trade Secrets and Confidential Information

                                    5.4.1   Trade  Secrets  Defined.  The term
"Trade  Secrets,"  as used in this  Agreement,  includes, without  limitation,
(i) all information concerning billing practices and procedures of the Company, (ii) the rates and amounts that the Company pays to its personnel,
(iii) information  about the Company's  contracts with insurers, health
maintenance  organizations,   employers,  and  other  payors,  (iv)  all
formulae,  compilations,   programs,  devices,  lists,  methods,  techniques  or
processes of the Company, and (v) all other information of the Company that would be deemed to be "trade secrets" within the meaning of the Maryland Uniform Trade Secrets Act (the "Act").

                                    5.4.2   Confidential  Information  Defined.
Any other information not qualifying as a Trade Secret, but relating to the business of the Company which is disclosed by the Company to the Physician Executive, or is discovered by the Physician Executive in the course of employment, is Confidential Information.

                                    5.4.3   Duty  to  Maintain  Secrecy  and
Confidentiality.   During  the  Period  of  the  Physician Executive's
employment with the Company, the Physician Executive shall maintain the secrecy and confidentiality of the Trade Secrets and the Confidential Information and shall not (i) divulge, furnish or make accessible to anyone or in any way or use, for his own benefit or for the benefit of any other individual firm or entity (other than in the ordinary course of the Company's business), any Trade Secret or Confidential Information; (ii) take or permit any action to be taken which would reduce the value of the Trade Secrets or Confidential Information to the Company; or (iii) otherwise misappropriate or suffer the misappropriation of the Trade Secrets or the Confidential information, within the meaning of the Act. After the Termination Date, Physician Executive shall continue to maintain the secrecy and confidentiality of such information, but only to the extent that the Physician Executive is prohibited from directly or indirectly competing with Company pursuant to the provisions of Section 5.3.

                                    5.4.4   Information Which is Publicly Known.
Notwithstanding anything herein to the contrary, the obligations of secrecy and confidentiality set forth herein shall not apply to any information which is now generally publicly known or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by the Physician Executive, or which is required by law or order of any court to be disclosed.

                           5.5      Property of the Company.  All memoranda,
notes, lists, records and other documents or papers (and all copies thereof), including but not limited to, such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Physician Executive, or made available to the Physician Executive concerning the Business, are and shall be the property of the Company and shall be delivered to the

Company promptly upon the termination of the Physician Executive's employment with the Company or at any other time on request; provided however, that the Physician Executive may inspect during normal business hours such records as shall be necessary for the purpose of assisting the Physician Executive to file, or prepare for an audit of, his personal income tax returns.

                           5.6  Physician   Executive's  Ideas,  Etc.  All
inventions,   prototypes,   discoveries,   improvements, innovations and the
like ("Inventions") and all works of original authorship or images that are fixed in any tangible medium of expression and all copies thereof ("Works") which are designed, created or developed by Physician Executive, solely or in conjunction with others, in the course of performance of the Physician Executive's duties which relate to the Business, shall be made or conceived for the exclusive benefit of and shall be the exclusive property of the Company. The Physician Executive shall immediately notify the Company upon the design, creation or development of all Inventions and Works. At any time thereafter, the Physician Executive, at the request and expense of the Company, shall execute and deliver to the Company all documents or instruments which may be necessary to secure or perfect the Company's title to or interest in the Inventions and Works, including but not limited to applications for letters of patent, and extensions, continuations or reissues thereof, applications for copyrights and documents or instruments of assignment or transfer. All Works are agreed and stipulated to be "works made for hire," as that term is used and understood within the Copyright Act of 1976, as amended. To the extent any Works are not deemed to be works made for hire as defined above, and to the extent that title to or ownership of any Invention or Work and all other rights therein are not otherwise vested exclusively in the Company, the Physician Executive shall, without further consideration but at the expense of the Company, assign and transfer to the Company the Physician Executive's entire right, title and interest (including copyrights and patents) in or to those Inventions and Works.

                           5.7   Rights and Remedies  Upon Breach.  If the
Physician Executive breaches, or threatens to commit a breach of, any of the provisions of Sections 5.1 through 5.6 (the "Restrictive Covenants"), the Company shall, in addition to its right immediately to terminate this Agreement, have the right and remedy (which right and remedy shall be independent of others and severally enforceable, and which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity) to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach could cause irreparable injury to the Company or its Affiliates and that money damages may not provide adequate remedy to the Company.

                           5.8   Covenants  Currently  Binding  Physician
Executive. The Physician Executive warrants that his employment by the Company will not (a) violate any non-disclosure agreements, covenants against competition, or other restrictive covenants made by the Physician Executive to or for the benefit of any previous employer or partner, or (b) violate or constitute a breach or default under, any statute, law, judgment, order, decree, writ, injunction, deed, instrument, contract, lease, license or permit to which the Physician Executive is a party or by which the Physician Executive is bound.

                           5.9  Litigation.  There is no  litigation, proceeding
or investigation of any nature (either civil or criminal) which is pending or, to the best of the Physician Executive's knowledge, threatened against or affecting the Physician Executive or which would adversely affect his ability to substantially perform the duties herein.

                           5.10  Review.  The  Physician  Executive  has
received or been given the opportunity to review the provisions of this Agreement, and the meaning and effect of each provision, with independent legal counsel of the Physician Executive's choosing.

                           5.11  Severability  of Covenants.  The Physician
Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                           5.12  Blue-Penciling.  If any  court  determines
that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced. If any such court declines to so revise such covenant, the parties agree to negotiate in good faith a modification that will make such duration or scope enforceable.

                           5.13  Enforceability in Jurisdictions. The parties
intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more of such jurisdictions hold any Restrictive Covenant unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions, such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                           5.14  Extension.  If the Physician Executive violates
any Restrictive Covenant, the Company shall not be deprived of the full benefit of the period of the covenant. Accordingly, the duration of that covenant shall be extended by the period of any violation of that covenant.

                           5.15  Remedies.  The Company shall be entitled to
injunctive or other equitable relief because it will be caused irreparable injury and damage by a breach of the provisions of any of the Restrictive Covenants. The right to injunctive relief shall include the right to both preliminary and permanent injunctions. The Company shall not be required to post a bond or other similar assurance if it brings an action to enforce the provisions of any of the Restrictive Covenants. The Company's right to equitable relief shall not preclude any other rights or remedies which the Company may have, all of which rights and remedies are cumulative.

                  6.       Dispute Resolution.

                           6.1  Costs of Litigation.  If either party files suit
or brings an arbitration proceeding to enforce its rights under this Agreement, the prevailing party shall be entitled to recover from the other party all expenses incurred by it in preparing for and in trying the case, including, but not limited to, investigative costs, court costs and reasonable attorney's fees.

                           6.2   Consent to  Jurisdiction.  The parties submit
to the jurisdiction  and venue of the courts of the State of Maryland.

                           6.3   No Jury  Trial.  NEITHER  PARTY  SHALL  ELECT A
TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                           6.4   Arbitration.  Any dispute  between the Company
and the Physician  Executive  concerning  any part of the  Physician
Executive's compensation arising under Section 3 or Section 4 hereof (including the amount of the Bonus Pool) shall be resolved by binding arbitration pursuant to the terms of Schedule 6.4, attached hereto as a part hereof.

                  7.       Other Provisions.

                           7.1   Notices.  Any notice or other  communication
required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage paid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, four days after the date of mailing, as follows:

                            (i)     if to the Company, to:

                                    Doctors Health System, Inc.
                                    10451 Mill Run Circle
                                    10th Floor
                                    Owings Mills, Maryland 21117

                                    Attention:  President

                                    with copies to:

                                    St. Joseph Medical Center, Inc.
                                    c/o John Ellis
                                    7620 York Road
                                    Towson, Maryland 21204

                                    Paul A. Serini, Esquire
                                    Doctors Health System, Inc.
                                    10451 Mill Run Circle
                                    10th Floor
                                    Owings Mills, Maryland  21117

                            (ii)    if to the Physician Executive, to:


                                    Scott M. Rifkin
                                    Doctors Health System, Inc.
                                    10451 Mill Run Circle
                                    10th Floor
                                    Owings Mills, Maryland  21117


                  Any party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

                           7.2  Entire Agreement.  This Agreement contains the
entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto, including the Prior Agreement.

                           7.3   Waivers and Amendments.  This Agreement may be
amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Physician Executive and a duly authorized officer of the Company (each, in such capacity, a party) or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                           7.4  Governing Law. This  Agreement has been
negotiated and is to be performed in the State of Maryland, and shall be governed and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State.

                           7.5  Counterparts.  This  Agreement may be executed
in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                           7.6 Confidentiality.  Neither  party  shall  disclose
the contents of this Agreement or of any other agreement they have simultaneously entered into to any person, firm or entity, except the agents or representatives of the parties, or except as required by law.

                           7.7  Word Forms.  Whenever  used  herein,  the
singular shall include the plural and the plural shall include the singular. The use of any gender, tense or conjugation shall include all genders, tenses and conjugations.

                           7.8  Headings.  The  Section  headings  have  been
included for convenience only, are not part of this Agreement, and are not to be used to interpret any provision hereof.

                           7.9  Binding  Effect  and  Benefit.  This  Agreement
shall be binding upon and inure to the benefit of the parties, their successors, heirs, personal representatives and other legal representatives. This Agreement may be assigned by the Company to any entity which buys substantially all of the Company's assets. However, the Physician Executive may not assign this Agreement without the prior written consent of the Company.

                           7.10  Separability.  The covenants  contained in this
Agreement are separable, and if any court of competent jurisdiction declares any of them to be invalid or unenforceable, that declaration of invalidity or unenforceability shall not affect the validity or enforceability of any of the other covenants, each of which shall remain in full force and effect.

                           7.11  Consent  or  Approval.  Whenever  under the
terms of this Agreement the approval or consent of the Company is required or the Company must make any determination, the Company, unless this Agreement specifically requires otherwise, may not unreasonably withhold or delay that consent or approval.

                           7.12  Background. The Background is a part of this
Agreement.

                  IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this Agreement or caused it to be executed and attested by their duly authorized officers as a document under seal on the day and year first above written.

ATTEST/WITNESS:                             DOCTORS HEALTH SYSTEM, INC.



___________________, Secretary              By: _________________________(SEAL)
                                                Stewart Gold, President


                                            PHYSICIAN EXECUTIVE:



___________________                             _________________________(SEAL)
                                                Scott M. Rifkin

                                  SCHEDULE 6.4

                             ARBITRATION PROCEDURE

1.       Institution of Arbitration Proceeding.

         1.1. Any party to this Agreement (an "Initiating Party") may initiate an arbitration proceeding (the "Proceeding") to resolve a dispute subject to resolution under this Schedule (a "Dispute") by giving written notice (the "Dispute Notice") to the other party (the "Responding Party") to such Dispute. The Dispute Notice shall describe the substance of the Dispute with sufficient specificity to give the Responding Party adequate notice of its nature. Unless otherwise specified, time periods specified in this Schedule 6.4 shall be calculated from the date of the Dispute Notice (the "Commencement Date").

2.       Selection of Arbitral Panel.

         2.1. The Arbitral Panel (the "Panel") shall consist of three arbitrators, two of whom (the "Party Designated Arbitrators") shall be selected by the parties pursuant to Section 2.2 hereof. The third arbitrator shall be a "Neutral Arbitrator" selected by the Party Designated Arbitrators pursuant to
Section 2.3 hereof.

         2.2. The Initiating Party shall designate its Party Designated Arbitrator in the Dispute Notice. Within fifteen days of the Commencement Date, the Responding Party shall designate its Party Designated Arbitrator.

         2.3. Within forty-five days of the Commencement Date, the two Party Designated Arbitrators shall agree upon and appoint a Neutral Arbitrator who shall be an accountant and a partner in an international, "Big Six" accounting firm.

         2.4. Each party agrees promptly to disclose to the other party any circumstances known to it which would cause reasonable doubt regarding the impartiality of an individual under consideration or appointed as the Neutral Arbitrator and any such individual shall also promptly disclose to the parties any such circumstances.

         2.5. During the process of selecting the Neutral Arbitrator and thereafter during the course of this Proceeding, ex parte communications with the Neutral Arbitrator or any individual under consideration as the Neutral Arbitrator are prohibited and shall be disclosed by the party making any ex parte communication, the Neutral Arbitrator or any individual under consideration as a Neutral Arbitrator immediately upon discovery.

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

3.       Pre-Hearing Procedures.

         3.1. Within fifteen days of the appointment of the Neutral Arbitrator, the Panel may convene a Pre-Hearing Conference to, inter alia, familiarize the Neutral Arbitrator with the nature of the Dispute between the Parties, determine the need for and the nature of discovery and establish a procedural schedule for the further conduct of the Proceeding.

4.     Discovery.

         4.1. Discovery, appropriately limited by the nature of the Dispute, is expressly contemplated and permitted. However, the Parties acknowledge and agree that one of the benefits of resolving Disputes through arbitration is the opportunity reasonably to limit discovery. The Parties further agree that they will endeavor to agree upon procedures and a schedule for discovery that will result in a prompt and fair hearing under these procedures.

         4.2. Discovery requests and responses need not be served upon the Panel but the Panel shall promptly convene upon motion of either party to resolve discovery disputes, if any.

         4.3. Discovery will be completed within sixty days of the Pre-Hearing Conference.

5.       Submission of Evidence and Hearing.

         5.1. The Panel may receive evidence in the form of written statements filed prior to Hearing for cross-examination on such statements or may receive oral testimony at Hearing. Each party shall be entitled to submit rebuttal testimony. The Panel may also permit opening and closing statements of counsel at Hearing.

         5.2. The Panel shall convene for Hearing the evidence and argument of the parties at a time and place to be established by the Panel. The Hearing shall be held no later than thirty days after the close of discovery or thirty days after the Pre-Hearing Conference if there is no discovery.

         5.3. At the Hearing, and for all other purposes related to the Proceeding, the Initiating Party shall be deemed the party seeking affirmative relief, shall go first and shall bear the burdens of proof and of persuasion.

        5.4.    The Hearing shall be transcribed.

6.       Post-Hearing Procedures.

         6.1. The Panel may request Post-Hearing briefs and, if it does so, shall establish a schedule for submission of such briefs at the close of Hearing.

         6.2. Within thirty days of the later of the close of the Hearing or its receipt of Post-Hearing briefs, the Panel shall issue a written Decision and Award which shall include findings of fact and explain the reasons for the Decision.

7.       Confidentiality.

         7.1. Unless otherwise agreed, the Proceeding and all information and documents relating to it shall be kept confidential by the Parties, the Panel, witnesses and all other persons involved with the Proceeding. Specifically, but without limitation, the Confidential Information of the parties shall be safeguarded and maintained as confidential by all participants in the Proceeding.

8.       Costs.

         8.1. The Neutral Arbitrator's fees and expenses, and all expenses of the Pre-Hearing Conference, Hearing or any other aspect of the Proceeding not directly attributable to either party, such as the cost of transcription of Panel Hearings and rental of Hearing rooms, shall be borne equally by the parties.

         8.2. The Panel shall in its Decision and Award determine whether and to what extent either party is a prevailing party and entitled to an award of its costs, including attorneys' fees.

9.       Miscellaneous.

         9.1. The parties may agree at any time to depart from these procedures, including the time periods herein established. Although not favored, the Panel may also permit departures from these procedures and time periods absent agreement of the parties to prevent a miscarriage of justice.

         9.2. Until the Neutral Arbitrator is appointed, any issue relating to the Proceeding that is not provided for in these procedures shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. Once the Neutral Arbitrator is appointed, the Panel is empowered to resolve all issues not contemplated by these procedures and upon which the parties cannot agree.

         9.3. The Panel may grant any remedy or relief that it deems just and equitable and within the scope of the agreement of the parties, including, but not limited to, specific performance of a contract, injunctive relief or other equitable relief.

         9.4. These procedures contemplate a two-party Proceeding. If there are more than two parties to a Proceeding, and they are unable by unanimous agreement to align themselves as two parties, each party shall be entitled to all the rights of a party hereunder, including specifically but without limitation the right to appoint a Party Designated Arbitrator, and the Neutral Arbitrator shall have a number of votes as to all matters decided by the Panel equal to the sum of (i) the votes of all Party Designated Arbitrators, and (ii) one.

         9.5. The Panel may, in its discretion, convene and act by conference call for all purposes other than taking oral testimony.